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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (date of earliest event reported)  June 9, 1998.


                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


       0-24984                                       95-4015834
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(Commission File Number)                  (IRS Employer Identification No.)


8955 Beverly Boulevard, Los Angeles, CA                    90048
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(Address of Principal Executive Offices)                 (Zip Code)


                                 (310) 786-1600
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              (Registrant's Telephone Number, Including Area Code)


                            Dove Entertainment, Inc.
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.


     On April 23, 1998, The Nasdaq Stock Market, Inc. ("Nasdaq") informed NewStar Media Inc. (the "Company") that Nasdaq had determined that the Company was not in compliance with new net tangible assets/market capitalization/net income requirements pursuant to NASD Marketplace Rule 4310(c)(2). On May 14, 1998, the Company filed a plan to regain compliance with the Nasdaq requirements. On June 9, 1998, Nasdaq rejected that plan and determined that the Company's common stock would be delisted at the close of business on Thursday, June 18, 1998. The Company has appealed this decision, which will stay the delisting pending an oral hearing, the date of which has not yet been set. Although the Company believes that it can come into compliance with the continued listing requirements in a reasonable period of time, there can be no assurance that its oral hearing or any appeal thereform will be successful or that the Company's common stock will remain listed on the Nasdaq SmallCap Market. If the Company's common stock is delisted, it would likely be more difficult to buy or sell the Company's common stock or to obtain timely and accurate quotations to buy or sell. In addition, the delisting process could result in a decline in the trading market for the Company's common stock which could potentially depress the Company's stock price, among other consequences.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NEWSTAR MEDIA INC.


Date: June 18, 1998                    By: /s/ Ronald Lightstone
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                                          Ronald Lightstone
                                          President and Chief Executive
                                          Officer